EXHIBIT 99.1

Creative Medical Technology Holdings Announces Implementation of Reverse Stock Split in Preparation for Planned Uplisting to The Nasdaq Capital Market

November 9, 2021 Phoenix, AZ (OTC-CELZ) Creative Medical Technology Holdings, Inc. (the “Company”), a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications, today announced its intention to effect a 1-for-500 reverse split of its common stock in preparation for a planned listing of the Company’s securities on The Nasdaq Capital Market (“Nasdaq”). The reverse stock split will become effective at the open of business on Wednesday, November 10, 2021, and the Company’s common stock will begin trading on the OTC Markets system on a split-adjusted basis under the temporary ticker symbol “CELZD” at that time. The fifth character “D” will remain appended to the Company’s symbol for 20 business days or until the Company is listed on Nasdaq, whichever comes first, at which point the Company’s trading symbol will revert back to “CELZ.” The new CUSIP number for the Company’s common stock is 22529Y 309.

The Company has filed an application to list its common stock and warrants on Nasdaq. The reverse stock split is intended to enable the Company to meet the stock price requirement for initial listing on The Nasdaq Capital Market.

“Our plan to list on the Nasdaq Capital Market is an important step forward for the Company. We believe that a listing on Nasdaq will raise our profile to the broader investment community, and ultimately create shareholder value,” stated Timothy Warbington, Chief Executive Officer.

Upon effectiveness of the reverse stock split, every 500 shares of the Company’s common stock outstanding will be converted into one share of common stock, with any fractional shares rounded up to one whole share. Accordingly, the number of shares of common stock outstanding following the reverse stock split will be reduced from 1,226,141,742 shares to 2,452,348 shares. The reverse split will uniformly impact all stockholders, as it will not alter any stockholder’s percentage equity interest in the Company, and not result in any dilution, except to the extent that the reverse split results in a stockholder owning a fractional share.

About Creative Medical Technology Holdings

Creative Medical Technology Holdings, Inc. is a commercial stage biotechnology company specializing in regenerative medicine/stem cell technology in the fields of immunotherapy, urology, neurology and orthopedics and is currently listed on the OTC under the ticker symbol CELZ. For further information about the company go to www.creativemedicaltechnology.com.

Forward-Looking Statements

This press release contains “forward-looking statements” about the company’s current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as “anticipates,” “believes” and “expects” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the company’s future performance include the company’s ability to obtain additional capital to expand operations as planned, success in attracting additional customers, obtaining necessary regulatory approvals, enrollment of adequate numbers of patients in clinical trials, and unforeseen difficulties in showing efficacy of the company’s products. These and other risk factors are described from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Forms 10-K and 10-Q. Unless required by law, the company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

https://creativemedicaltechnology.com/

www.CaverStem.com

www.FemCelz.com

www.StemSpine.com

www.immcelz.com

Contact:

Timothy Warbington

Chief Executive Officer

ceo@creativemedicalhealth.com